                                                                      Exhibit 11



                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

                 Statement - computation of per share earnings

                Statement of Computations of Earnings per Share

                                                 For the Three Months        For the Six Months
                                                     Ended June 30              Ended June 30
                                               -------------------------  ------------------------
                                                   1998           1997        1998         1997
                                               -----------   -----------  -----------  -----------
Net Earnings                                   $ 4,066,000   $ 3,715,000  $ 8,317,000  $ 6,910,000
                                               ===========   ===========  ===========  ===========

Weighted average common
shares outstanding                              15,005,000    15,025,000   15,005,000   15,032,000
                                               ===========   ===========  ===========  ===========

Basic and diluted earnings per share
of common stock                                $       .27   $       .25  $       .55  $       .46
                                               ===========   ===========  ===========  ===========
